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EXHIBIT 12.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Annual Report on Form 20-F for the year ended December 31, 2002 (the "Form 20-F") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 27, 2003	/s/ RAÚL MUÑOZ LEOS Name: Raúl Muñoz Leos Title: Director General/Chief Executive Officer
Dated: June 27, 2003	/s/ JUAN JOSÉ SUÁREZ COPPEL Name: Juan José Suárez Coppel Title: Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Petróleos Mexicanos and will be retained by Petróleos Mexicanos and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)